Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Chesapeake Oilfield Operating, L.L.C. and Chesapeake Oilfield Finance, Inc. of our report dated April 5, 2013 relating to the financial statements of Chesapeake Oilfield Operating, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

May 30, 2013